SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2020

_______________________

BROOKLINE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23695	04-3402944
(State or other jurisdiction	(Commission File No.)	(I.R.S. employer
of incorporation)		Identification No.)

131 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

(617) 425-4600

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	BRKL	NASDAQ

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Stockholders of Brookline Bancorp, Inc. (the “Company”) held on May 13, 2020, Margaret Boles Fitzgerald, Bogdan Nowak, Merrill W. Sherman, and Peter O. Wilde were elected as directors to hold office for a term of three years and until their successors are duly elected and qualified. In addition, the stockholders (i) ratified the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2020, and (ii) approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Company’s 2020 Proxy Statement.

The final voting results are set forth below.

(1) Election of directors:

	For	Against	Abstain	Broker Non-Votes
Margaret Boles Fitzgerald	64,220,870	335,883	33,368	9,618,329
Bogdan Nowak	59,150,919	5,382,279	56,923	9,618,329
Merrill W. Sherman	61,691,943	2,856,883	41,295	9,618,329
Peter O. Wilde	61,448,716	3,094,383	47,022	9,618,329

(2) Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

For	Against	Abstain	Broker Non-Votes
73,174,799	960,639	73,012	9,618,329

(3) Approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
62,894,071	1,560,963	135,087	9,618,329

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2020	Brookline Bancorp, Inc.
	By:	/S/ Michael W. McCurdy
Michael W. McCurdy Chief Risk Officer, General Counsel and Secretary